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                                                                 EXHIBIT (23)(2)

                          INDEPENDENT AUDITORS' CONSENT

PHARMACIA CORPORATION:

We consent to the incorporation by reference in Pharmacia Corporation's Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 33-13197, 33-21030,
33-39704, 33-39705, 33-39706, 33-39707, 33-49717, 33-53363, 33-53365, 33-53367,
333-02783, 333-02961, 333-02963, 333-33531, 333-34112, 333-34344, 333-38599,
333-40136, 333-45341 and 333-76653), of our report dated February 25, 2000, on the consolidated financial statements of the former Monsanto Company and subsidiaries as of December 31, 1999, for the each of the two years in the period ended December 31, 1999, incorporated by reference in this annual report on Form 10-K of Pharmacia Corporation for the year ended December 31, 2000.



/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
March 23, 2001